                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       UNIVERSAL TECHNICAL INSTITUTE, INC.

                           (AS OF _____________, 2003)

      It is hereby certified that:

      1. The present name of the corporation (herein called the "Corporation") is UNIVERSAL TECHNICAL INSTITUTE, INC., which is the name under which the Corporation was originally incorporated; and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of Delaware is September 10, 1997. The Corporation filed an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on September 29, 1997. The Corporation filed the Certificate of Designation of Preferences and Rights of Series A Preferred Stock and Series B Preferred Stock with the Secretary of State of Delaware on September 30, 1997. The Corporation filed an Amendment No. 1 to the Amended and Restated Certificate of Incorporation and the Certificate of Designation of Series C Preferred Stock with the Secretary of State of the State of Delaware on September 29, 1999. The Corporation filed a Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on March 28, 2002.

      2. The Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented is hereby amended in its entirety as set forth in the Amended and Restated Certificate of Incorporation herein provided for.

      3. The provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended and Restated Certificate of Incorporation of Universal Technical Institute, Inc., without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

      4. The Amended and Restated Certificate of Incorporation has been duly adopted by the stockholders in accordance with the provisions of Section 228, 242 and 245 of the General Corporation law of the State of Delaware.

      5. The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Amended and Restated Certificate of Incorporation, read as follows:

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       UNIVERSAL TECHNICAL INSTITUTE, INC.


                                   ARTICLE I

      The name of the Corporation is: Universal Technical Institute, Inc. The Corporation shall have perpetual existence.

                                   ARTICLE II

      The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

      1.    AUTHORIZED STOCK.

      The total number of shares of all classes of stock which the Corporation shall have authority to issue is [_______] shares, consisting of (i) [_______] shares of Common Stock, $0.0001 par value per share ("Common Stock"), and (ii) [_______] shares of Preferred Stock, $0.0001 par value per share ("Preferred Stock"), and including 11,178 shares of Series A Cumulative Preferred Stock, 4,067 shares of Series B Cumulative Preferred Stock, 4,200 shares of Series C Cumulative Preferred Stock, and 2,358 shares of Series D Cumulative Preferred Stock.

      2.    COMMON STOCK.

      The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

            (a) NO CUMULATIVE VOTING. The holders of shares of Common Stock shall have no cumulative voting rights.

            (b) DIVIDENDS; STOCK SPLITS. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, the holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

            The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

            (c) LIQUIDATION, DISSOLUTION, ETC. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, holders of shares of Common Stock shall be entitled to receive all assets of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively. For purpose of this paragraph 2(c), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations or other persons (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

            (d) MERGER, ETC. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Common Stock shall be entitled to receive the same per share consideration on a per share basis.

            (e) VOTING. At every meeting of the stockholders of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders, every holder of Common Stock is entitled to one vote in person or by proxy for each share of Common Stock registered in the name of the holder on the transfer books of the Corporation. Except as otherwise required by law, the holders of Common Stock shall vote together as a single class, subject to any right that may be conferred upon holders of Preferred Stock to vote together with holders of Common Stock on all matters submitted to a vote of stockholders of the Corporation.

            (f) NO PREEMPTIVE OR SUBSCRIPTION RIGHTS. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

      3.    PREFERRED STOCK.

            (a) RIGHTS, PREFERENCES AND PRIVILEGES. Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of chares of Preferred Stock in a class or series and, by filing a certificate pursuant to the applicable law of the State of Delaware (a "Preferred Stock Designation"), to establish from time to time the number of shares to be include in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such class or series and the qualification, limitations and restrictions thereof. The authority of the Board of Directors with respect to each class or series shall include, but not be limited to, determination of the following:

              (i) The designation of the class or series, which may be by distinguishing number, letter or title;

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
              (ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

              (iii) Whether dividends, if any, shall be cumulative or non-cumulative and the dividend rate of the class or series;

              (iv) The dates on which dividends, if any, shall be payable;

              (v) The redemption rights and price or prices, if any, for shares of the class or series;

              (vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the class or series;

              (vii) The amounts payable on, and the preferences, if any, of, shares of the class or series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

              (viii) Whether the shares of the class or series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

              (ix) Restrictions on the issuance of shares of the same class or series or of any other class or series; and

              (x) The voting rights, if any, of the holders of shares of the class or series.

            (b) NUMBER OF AUTHORIZED SHARES. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of the applicable Preferred Stock Designation.

            The rights, preferences and privileges of holders of the Corporation's outstanding Series A Cumulative Preferred Stock, Series B Cumulative Preferred Stock, and Series C Cumulative Preferred Stock, and Series D Cumulative Convertible Preferred Stock are set forth in the respective certificate of designation attached hereto as Exhibits A, B and C and are incorporated herein by this reference.

      4.    POWER TO SELL AND PURCHASE SHARES.

      Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock hereon or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, and except as expressly provided otherwise in Section 6.9 of the Bylaws, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

                                   ARTICLE V

      For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

      1.    BOARD OF DIRECTORS.

      The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws of the Corporation.

      2.    NUMBER AND ELECTION OF DIRECTORS.

      The number of directors of the Corporation shall not be less than three or more than eleven. Election of directors need not be by written ballot, except as and to the extent provided in the Bylaws of the Corporation.

      3.    CLASSES OF DIRECTORS.

      The Board of Directors, other than those who may be elected by the holders of any class or series of Preferred Stock issued by the Corporation, shall be divided into three classes: Class I, Class II and Class III as nearly equal in number as may be, to serve staggered three-year terms on the Board of Directors. No one class shall have more than one director more than any other class.

      4.    TERMS OF OFFICES.

      Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected; provided, however, the directors first serving as Class I directors shall serve for a term expiring at the annual meeting next following September 30, 2003, the directors first serving as Class II directors shall serve for a term expiring at the second annual meeting next following September 30, 2003, and the directors first serving as Class III directors shall serve for a term expiring at the third annual meeting next following September 30, 2003. A director shall hold office until the annual meeting for the year in which his or her term expires or until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

      5. ALLOCATION OF DIRECTORS AMONG CLASSES IN THE EVENT OF INCREASE OR DECREASE IN THE NUMBER OF DIRECTORS.

      Subject to applicable law and the terms of any one or more outstanding classes or series of Preferred Stock, any vacancy on the Board or Directors that results from an increase in the number of directors or resulting from the death, resignation, removal from office or any other cause may be filled by a majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Subject to applicable law and the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time by the stockholders only for cause and only by the affirmative vote of at least the majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. A director may not be removed by the stockholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is the removal of the director. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided otherwise by such terms.

      6.    AMENDMENTS TO BYLAWS.

      The Board of Directors may from time to time adopt, amend or repeal Bylaws. Stockholders may adopt, amend or repeal the Bylaws of the Corporation only on the recommendation of the Board.

      7.    ADVANCE NOTICE.

      Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

      8.    IN GENERAL.

      In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted. Notwithstanding any other provisions of law, the Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article V.

                                   ARTICLE VI

      1.    LIMITATION OF LIABILITY.

      To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      2.    INDEMNIFICATION.

      The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator in intestate is or was a director, officer, employee or agent of the Corporation, or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

      3.    GOOD FAITH RELIANCE.

      The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided in this Amended and Restated Certificate of Incorporation or by applicable law.

      4.    AMENDMENTS.

      Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of the Corporation's Amended and Restated Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

                                  ARTICLE VII

      Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes, may be called at any time only by the Chairman of the Board of Directors or a committee of the Board that has been duly designated by the Board, and shall be called by the Secretary at the written request, or by resolution adopted by the affirmative vote, of a majority of the Board of Directors. Stockholders shall not have the right to call a special meeting of stockholders.

                                  ARTICLE VIII

      Any actions required or permitted to be taken by stockholders of the Corporation shall be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied, provided, however, that the holders of Preferred Stock may act by written consent to the extent expressly provided in the applicable Preferred Stock Designation authorizing the issuance of particular series of Preferred Stock pursuant to
Article IV of this Amended and Restated Certificate of Incorporation.

                                   ARTICLE IX

      Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE X

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation, voting together as a single class, shall be required to amend, alter, change or repeal, or to adopt any provisions as part of this Amended and Restated Certificate of Incorporation inconsistent with the purposes and intent of Article V, Article VI, Article VII,
Article VIII and this Article X.

      IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this _____ day of _________ 2003.

                                       UNIVERSAL TECHNICAL INSTITUTE, INC.



                                       By:__________________________________
                                          Robert D. Hartman
                                          Chief Executive Officer

                                    EXHIBIT A

      CERTIFICATE OF DESIGNATION FOR SERIES A AND SERIES B PREFERRED STOCK

      1. Definitions. As used herein capitalized terms not otherwise defined shall have, for all purposes hereof, the meanings herein specified.

      "Capital Stock" shall mean any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests and other indicia of ownership of a business entity.

      "Change of Control" shall mean the occurrence of any of the following events: (i) all or substantially all of the Corporation's assets, on a consolidated basis, are sold as an entirety to any Person or related group of Persons, (ii) there shall be consummated any consolidation or merger of the Corporation or any exchange of all of the outstanding shares of Common Stock (A) in the case of a merger or consolidation, in which the Corporation is not the continuing or surviving company (other than a consolidation or merger with a wholly-owned Subsidiary of the Corporation in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration), (B) in the case of a merger, consolidation or exchange of all of the outstanding shares of Common Stock, pursuant to which the Common Stock would be converted into or exchanged for cash, securities or other property, in any case, other than a consolidation, merger or exchange of all of the outstanding shares of Common Stock in which the holders of the Corporation's capital stock immediately prior to the consolidation, merger or share exchange receive as consideration in such transaction, directly or indirectly, at least a majority of the common stock of the transferee or continuing or surviving company immediately after such consolidation, merger or sharer exchange or (C) in the case of a merger, consolidation or exchange of all of the outstanding shares of Common Stock, in which JZEP (as defined in the Stockholders Agreement) is compelled pursuant to
Section 4.9 of the Stockholders Agreement to convert or exchange its Common Stock for property that does not consist of any common stock of the transferee or continuing or surviving company immediately after such consolidation, merger or share exchange or is compelled pursuant to Section 3.3(f) to affirmatively vote for such transaction, or (iii) any Person is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act, provided that such Person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the outstanding Capital Stock of the Corporation.

      "Common Stock" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation and any other stock of the Corporation, howsoever designated that has the right (subject always to prior rights of any class or Series of Preferred Stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

      "Credit Agreement" shall mean the Second Amendment and Restatement of Credit Agreement, dated as of Match 29, 2002, among the Corporation, UTI Holdings, Inc., Heller Financial, Inc.,

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
as Agent for itself and the Lenders, and certain lenders; as the same may be amended, refinanced or replaced.

      "Equity Interests" shall mean Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock):

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Liquidation" shall mean the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

      "Person" shall mean an individual of a corporation, association, partnership, joint venture, organization, business, trust, or any other entity or organization, including a government or any subdivision or agency thereof.

      "Preferred Stock" shall mean all shares now or hereafter authorized of any class of preferred stock of the Corporation (other than the Series A Preferred Stock and Series B Preferred Stock), howsoever designated that has the right to participate in the distribution of the assets and earnings of the Corporation prior to the Common Stock.

      "Securities Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of the Funding Date, between the Corporation and JZ Equity Partners PLC (f/k/a MCIT PLC), as the same may be amended, refinanced or replaced.

      "Voting Stock" shall mean Capital Stock of the Company of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of corporate directors (or Persons performing similar functions).

      2. Dividends.

      Subject to Section 6 below of this Exhibit A, the holders of Series A Preferred Stock and the holders of Series B Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors, annual dividends of 6% of the Initial Liquidation Value (as defined below) of Series A Preferred Stock and Series B Preferred Stock, respectively, payable on June 30 of each year, commencing on June 30, 1998 (the "Dividend Payment Date"). Dividends on the Series A and the Series B Preferred Stock shall be cumulative and accrue, whether or not declared, earned or payable, from and. after the date of issue of the Series A Preferred Stock and Series B Preferred Stock, respectively. Dividends, if declared by the Board of Directors, on Series A Preferred Stock and the Series B Preferred Stock shall be paid only in cash. The Initial Liquidation Value of each share of Series A Preferred Stock and the Series B Preferred Stock will be $1,000 per share (the "Initial Liquidation Value").

      Dividend payments on Junior Stock shall be accrued but not paid for any period unless cumulative dividends to be paid hereunder prior to the date thereof have been paid on the Series A Preferred Stock and the Series B Preferred Stock; provided, however that the Corporation shall be permitted to issue Subordinated Securities as contemplated in subsection 4(h) of Section F of Exhibit C attached hereto and incorporated by reference. Dividend payments on the Series A Preferred Stock and Series B Preferred Stock shell be accrued but not paid if the payment thereof is prohibited or would result in a default under any obligation of the Corporation or any subsidiary of the Corporation for borrowed money or any other extensions of credits, including but not limited to any default under the Securities Purchase Agreement or the Credit Agreement.

      3. Ranking and Liquidation Preference.

            (a) As to all dividends and distributions on Capital Stock of the Corporation, (i) the Series A Preferred Stock and the Series B Preferred Stock will rank pari passu with the Series C Preferred Stock and each other and will rank senior to, and shall have preference and priority with respect to any payment of any such dividend or distribution on, the Series D Preferred Stock, the Common Stock or any other shares of Capital Stock of the Corporation (all such Capital Stock ranking junior to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock in respect of dividends and distributions being referred to in this subsection D as "Junior Stock"); provided, however that the Corporation shall be permitted to issue Subordinated Securities as contemplated in section 4(h) of Exhibit C.

            (b) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series A Preferred Stock and Series B Preferred Stock then outstanding shall be entitled to be paid in cash out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount equal to the Initial Liquidation Value per share of such Series Preferred Stock and Series B Preferred Stock (subject to adjustment after certain partial redemptions as provided in Section 7 of this Exhibit A plus any accrued and unpaid dividends (such sum being herein called the "Series A Preferred Stock and Series B Preferred Stock Liquidation Payment"), and the holders. of Series A Preferred Stock and the holders of all shares of Series B Preferred Stock shall not be entitled to any fine distribution or payment. If upon such liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the assets of the Corporation to be distributed among the holders of the Capital Stock of the Corporation shall be insufficient to permit payment in full of the Series A Preferred Stock and Series B Preferred Stock Liquidation Payment to the holders of Series A Preferred Stock and holders of Series B Preferred Stock, then the entire assets of the Corporation to be distributed to the holders of the Capital Stock of the Corporation shall be distributed ratably among the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock in proportion to the Series A Preferred Stock and Series B Preferred Stock Liquidation Payment and the Series C Preferred Stock Liquidation Payment due under this Exhibit A to each such holder. Upon any such liquidation, dissolution or winding-up of the Corporation, but only after each holder of the Series A Preferred Stock, holders of Series B Preferred Stock and holder of Series C Preferred Stock shall have been paid in full the Series A Preferred Stock and Series B Preferred Stock Liquidation Payment or the Series C Preferred Stock Liquidation Payment, as the case may be, to which such holder is entitled, the remaining assets of the Corporation shall be distributed to the holders of Junior Stock.

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
            (c) Written notice of such liquidation, dissolution or winding-up, stating a payment date, the amount of the Series A Preferred Stock and Series B Preferred Stock Liquidation Payment and the place where the amounts distributed shall be payable, shall be given by mail, postage prepaid, not leas than ten days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock and Series B Preferred Stock, such notice to be addressed to each stockholder at his or its post office address as shown by the records of the Corporation.

            (d) Neither the consolidation or merger of the Corporation into or with any other or corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the Capital Stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding-up of the Corporation within the meaning of any of the provisions of this Section 3.

      4. Redemption.

            (a) Redemption Price. Subject to Section 7 of this Exhibit A, the Series A Preferred Stock and Series B Preferred Stock shall each be redeemable as provided in this Section 4 by paying for each share in cash on the redemption date the sum of the Initial Liquidation Value thereof plus any accrued and unpaid dividends through the redemption payment date, such sum being in this Exhibit A called in each case the "Redemption Price." Redemption payments
(and dividend payments on Series A Preferred Stock and Series B Preferred Stock) shall be accrued but not paid if the payment thereof is prohibited or would result in a default under any obligation of the Corporation or any subsidiary of the Corporation for borrowed money or may other extensions of credits, including but not limited to any default under the Securities Purchase Agreement or the Credit Agreement.

            (b) Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Series A Preferred Stock and Series B Preferred Stock redeemed pursuant to this Section 4 or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired immediately on the acquisition thereof and shall not under any circumstances be reissued. The Corporation shall from time-to-time take such .appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock and Series B Preferred Stock accordingly.

            (c) Shares to be Redeemed. In case of a redemption of only a part of the outstanding shares of the Series A Preferred Stock or Series B Preferred Stock, there shall be so redeemed from each registered holder as nearly as practicable, that proportion of all of the shares to be redeemed which the number of shares held of record by such holder bears to the total number of shares of Series A Preferred Stock or Series B Preferred Stock, respectively, at the time outstanding.

            (d) Mandatory Redemption. Subject to Section 4(a) and 4(c), on March 31, 2010 the Corporation shall purchase and redeem, at the Redemption Price, all of the outstanding shares of Series A Preferred Stock. In addition, subject to Sections 4(a) and 4(c) above, on October 15, 2017, the Corporation shall purchase and redeem, at the Redemption Price, all of the outstanding shares of Series B Preferred Stock.

            (e) Change of Control. In the event that any Change of Control shall occur or the Corporation shall have knowledge of any proposed Change of Control, the Corporation shall give written notice (the "Corporation Notice") to the holders of record of the Series A Preferred Stock and the holders of record of Series B Preferred Stock. The Corporation Notice shall be delivered promptly upon receipt of such knowledge by the Corporation and in any event no more than sixty (60) days nor less than thirty (30) days prior to the occurrence of any Change of Control. The Corporation Notice shall (i) describe the facts and circumstances of such Change of Control in reasonable detail, (ii) make reference to this Section 4(e) and the right of the holders of shares of Series A Preferred Stock and the holders of record of Series B Preferred Stock to require payment on the terms and conditions provided for in this Section 4(e), and (iii) offer in writing to redeem the outstanding shares of Series A Preferred Stock and Series B Preferred Stock at a redemption price equal to the Liquidation Preference thereof on the date of redemption. Each holder of shares of Series A Preferred Stock or Series B Preferred Stock shall have the right to accept such offer and require prepayment of the shares of Series A Preferred Stock and Series B Preferred Stock held by such holder by giving written notice to the Corporation not later than 25 days following receipt of the Corporation Notice. The Corporation shall redeem in accordance with this Section 4(e) all shares of Series A Preferred Stock and Series B Preferred Stock held by holders who have accepted such offer, which redemption shall occur on the date upon which the Change of Control giving rise to such request occurs, and no redemption requested pursuant to this Section 4(e) shall be effected unless the Change of Control giving rise to such request shall occur.

            (f) Optional Redemptions. Subject to Sections 4(a) and 4(c) of this Exhibit A, the Corporation may purchase and redeem shares of Series A
Preferred Stock and Series B Preferred Stock at the Redemption Price prior to the date for mandatory redemption set forth in Section 4(e) of this Exhibit A on any date provided that (i) all accrued and unpaid dividends shall be declared and issued with respect to the shares of Series A Preferred Stock and Series B Preferred Stock, as the case may be, to be redeemed for each full month since the immediately prior payment date up to the date of redemption and (ii) any consent required for such redemption shall have been obtained.

      5. Notice of Redemption.

      Notice of each redemption of Series A Preferred Stock and Series B Preferred Stock pursuant to Section 4 of this Exhibit A, specifying the date and place of redemption and the number of shares which are to be redeemed, shall be mailed to each holder of record of shares to be redeemed at such holder's address as shown by the records of the Corporation not more than ninety (90) nor less than thirty (30) days prior to the date on which such redemption is to be made.

      6. Dividends After Redemption Date.

      Notice of redemption having been so mailed or a Mandatory Redemption having occurred, and provision for payment of the Redemption Price for such shares on the specified Redemption Date having been made by the Corporation, then, unless default be made in the payment of the Redemption Price for such shares when and as due (i) the shares of Series A Preferred Stock or Series B Preferred Stock designated for redemption shall not be entitled to any dividends accruing after the Redemption Date specified, (ii) on such Redemption Date all rights of the respective holders of such shares, as shareholders of the Corporation by reason of the ownership of such shares, shall cease, except the right to receive the Redemption Price for such shares without interest upon presentation, and (iii) such shares shall not after such Redemption Date be deemed to be outstanding. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued without cost to the holder thereof representing the unredeemed shares.

      7. All Past Annual Dividends Must Be Declared Prior to Redemption.

      Except as set forth in this Section 7, the Corporation shall not purchase or redeem shares of any Series A Preferred Stock or Series B Preferred Stock at the time outstanding unless all dividends on all Series A Preferred Stock or Series B Preferred Stock, as the case may be, for all past periods shall have been declared and issued. If applicable, laws relating to the sources of funds for the payment of accrued and unpaid dividends on any shares of Series A Preferred Stock or Series B Preferred Stock would prohibit the payment in full on a Redemption Date of the dividends for any shares of Series A Preferred Stock or Series B Preferred Stock required to be redeemed by Section 4 of this Exhibit A, (i) notwithstanding any provision herein to the contrary, the aggregate Redemption Price payable in respect of all shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, to be redeemed shall be deemed reduced by the amount of accrued and unpaid dividends that the Corporation is prohibited by law from paying, (ii) shares of Series A Preferred Stock or Series B Preferred Stock, respectively, to be redeemed on the applicable Redemption Date shall otherwise be redeemed in accordance with the requirements of this Section 7, and (iii) the amount of such unpayable accrued and unpaid dividends shall be added in equal amounts per share to the accrued and unpaid dividends on the shares of Series A Preferred Stock or Series B Preferred Stock, respectively, remaining outstanding in the hands of the holder thereof. If applicable laws would prohibit the payment in full on the Redemption Date of the Redemption Price for the shares of Series A Preferred Stock or Series B Preferred Stock required to be redeemed pursuant to Section 4 of this subsection D, (a) no such shares shall be redeemed, (b) the Corporation shall nevertheless, to the extent legally permissible, pay to the holders of such shares on the final Redemption Dates the highest permissible amount per share up to an amount equal to the applicable Liquidation Payment less $0.01, (c) the Redemption Price and applicable Liquidation Payment of each such share shall thereupon be reduced by the amount per share so paid pursuant to the immediately preceding clause (b), (d) the Corporation shall purchase and redeem all such shares on the soonest next date on which dividends are required to be paid pursuant to Section 2 of this Exhibit A and on which the Corporation is no longer prohibited by law from paying in full the Redemption Price for such shares, and (e) the obligation of the Corporation to pay dividends under Section 2 of this Exhibit A shall continue until all outstanding shares of Series A Preferred Stock and Series B Preferred Stock are redeemed in accordance with clause (d), except that dividends thereafter payable with respect to outstanding shares of Series A Preferred Stock and Series B Preferred Stock shall be reduced by the same percentage reduction as the percentage reduction in the Redemption Price and Series A Preferred Stock and Series B Preferred Stock Liquidation Payment that takes places pursuant to this Section 7. In no event shall the Corporation purchase or redeem the last share of Series A Preferred Stock and Series B Preferred Stock held by any holder unless the Corporation shall have paid to the last holder of Series A Preferred Stock or Series B Preferred Stock, as the case may be, all accrued and unpaid dividends on all shares of

Series A Preferred Stock or Series B Preferred Stock, as the case may be, held by such holder at any time.

      8. Voting Rights.

      The Series A Preferred Stock and the Series B Preferred Stock shall not have voting rights except as expressly required by law or in any amendment to the Corporation's Certificate of Incorporation to alter or change the respective powers, designations, preferences or special rights of the shares of such Series A Preferred Stock or Series B Preferred Stock, as the case may be.

                                   Exhibit B

             CERTIFICATE OF DESIGNATION FOR SERIES C PREFERRED STOCK

      1. Definitions. As used herein capitalized terms not otherwise defined shall have, for all purposes hereof the meanings herein specified.

      "Capital Stock" shall have the meaning given to it in section 1 of Exhibit A.

      "Change of Control" shall have the meaning given to it in section 1 of Exhibit A.

      "Common Stock" shall have the meaning given to it in section 1 of Exhibit A.

      "Credit Agreement" shall have the meaning given to it in section 1 of Exhibit A.

      "Equity Interests" shall have the meaning given to it in section 1 of Exhibit A.

      "Exchange Act" shall have the meaning given to it in section 1 of Exhibit A.

      "Liquidation" shall have the meaning given to it in section 1 of Exhibit A.

      "Person" shall have the meaning given to it in section 1 of Exhibit A.

      "Preferred Stock" shall have the meaning given to it in section 1 of Exhibit A.

      "Public Offering" means the consummation of a bona fide public offerings by the Corporation of its Common Stock pursuant to a registration statement or registration statements filed by the Corporation with the Securities and Exchange Commission, and underwritten by one or more reputable investment banks, in which the aggregate gross proceeds to the Corporation from such public offering, or from such series of public offerings, shall be not less than $50,000,000.

      "Securities Purchase Agreement" shall have the meaning given to it in section 1 of Exhibit A.

      "Voting Stock" shall have the meaning given to it in section 1 of Exhibit A.

      2. Dividends.

      Subject to Section 7 below of this Exhibit B, the holders of Series C Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors annual dividends of 6% of the Initial Liquidation Value (as defined below) of Series C Preferred Stock, payable on September 30 of each year, commencing on September 30, 2000 (the "Dividend Payment Date"). Dividends on the Series C Preferred Stock shall be cumulative and accrue, whether or not declared, from and after the date of issue of the Series C Preferred Stock. Dividends, if declared by the Board of Directors on Series C Preferred Stock shall be paid only in cash. The Initial Liquidation Value of each share of Series C Preferred Stock will be $1,000.00 per share (the "Initial Liquidation Value").

      Dividend payments on Junior Stock shall be accrued but not paid for any period unless cumulative dividends to be paid hereunder prior to the date thereof have been paid on the Series C Preferred Stock; provided, however that the Corporation shall be permitted to issue Subordinated Securities as contemplated in section 4(h) of Exhibit C. Dividend payments on the Series C Preferred Stock shall be accrued but not paid if the payment thereof is prohibited or would result in a default under any obligation of the Corporation or any subsidiary of the Corporation for borrowed money or any other extensions of credits, including but not limited to any default under the Securities Purchase Agreement or the Credit Agreement.

      3. Ranking and Liquidation Preference.

            (a) As to all dividends and distribution on Capital Stock of the Corporation, (i) the Series C Preferred Stock will rank pari passu with the Series A Preferred Stock and the Series B Preferred Stock and will rank senior to, and shall have preference and priority with respect to any payment of any such dividend or distribution on, the Series D Preferred Stock, the Common Stock or any other shares of Capital Stock of the Corporation (all such Capital Stock ranking junior to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stork in respect of dividends and distributions being referred to in this Exhibit B as "Junior Stock"); provided, however that the Corporation shall be permitted to issue Subordinated Securities as contemplated in subsection 4(h) of Exhibit C.

            (b) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of all shares of Series C Preferred Stock then outstanding shall each be entitled to be paid in cash out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof; an amount equal to the sum of the Initial Liquidation Value per share (subject to adjustment after certain partial redemptions as provided in Section 7 of this Exhibit B) plus any accrued and unpaid dividends (such sums being herein called the "Series C Preferred Stock Liquidation Payment"), and the holders of all shares of Series C Preferred Stock shall not be entitled to any further distribution or payment. If upon such liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the assets of the Corporation to be distributed among the holders of the Capital Stock of the Corporation shall be insufficient to permit payment in full of the Series C Preferred Stock Liquidation Payment to the holders of Series C Preferred Stock, then the entire assets of the Corporation to be distributed to the holders of the Capital Stock of the Corporation shall be distributed ratably among the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock in proportion to the Series A Preferred Stock and Series B Preferred Stock Liquidation Payment and the Series C Preferred Stock Liquidation Payment due under this Exhibit B to each such holder. Upon any such liquidation, dissolution or winding-up of the Corporation, but only after each holder of the Series A Preferred Stock, holders of Series B Preferred Stock and holder of Series C Preferred Stock shall have been paid in full the Series A Preferred Stock and Series B Preferred Stock Liquidation Payment or the Series C Preferred Stock Liquidation Payment, as the case may be, to which such holder is entitled, the remaining assets of the Corporation shall be distributed to the holders of Junior Stock.

            (c) Written notice of such liquidation, dissolution or winding-up, stating a payment date, the amount of the Series C Preferred Stock Liquidation Payment and the place where the amounts distributed shall be payable, shall be given by mail, postage prepaid, not less than ten days prior to the payment date stated therein, to the holders of record of the Series C Preferred Stock, such notice to be addressed to each stockholder at his or its post office address as shown by the records of the Corporation.

            (d) Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the Capital Stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding-up of the Corporation within the meaning of any of the provisions of this Section 3.

      4. Redemption.

            (a) Redemption Price. Subject to Section 7 of this Exhibit B, the Series C Preferred Stock shall each be redeemable as provided in this Section 4 by paying for each share in cash on the redemption date the sum of the Initial Liquidation Value thereof plus any accrued and unpaid dividends through the redemption payment date, such sum being in this Exhibit B called in each case the "Redemption Price." Redemption payments (and dividend payments on Series C Preferred Stock) shall be accrued but not paid if the payment thereof is prohibited or would result in a default under any obligation of the Corporation or any subsidiary of the Corporation for borrowed money or any other extensions of credit, including but not limited to any default under the Securities Purchase Agreement or the Credit Agreement.

            (b) Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Series C Preferred Stock redeemed pursuant to this Section 4 or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired immediately on the acquisition thereof and shall not under any circumstances be reissued. The Corporation shall from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series C Preferred Stock accordingly.

            (c) Shares to be Redeemed. In case of a redemption of only a part of the outstanding shares of the Series C Preferred Stock, there shall be so redeemed from each registered holder as nearly as practicable, that proportion of all of the shares to be redeemed which the number of shares held of record by such holder bears to the total number of shares of Series C Preferred Stock at the time outstanding.

            (d) Mandatory Redemption. Subject to Section 4(a) and 4(c), on March 31, 2010 the Corporation shall purchase and redeem, at the Redemption Price, all of the outstanding shares of Series C Preferred Stock.

            (e) Change of Control. In the event that any Change of Control shall occur or the Corporation shall have knowledge of any proposed Change of Control, the Corporation shall give written notice (the "Corporation Notice") to the holders of record of the Series C Preferred Stock. The Corporation Notice shall be delivered promptly upon receipt of such knowledge by the Corporation and in any event no more than sixty (60) days nor less then thirty (30) days prior to the occurrence of any Change of Control. The Corporation Notice shall (i) describe the facts and circumstances of such Change of Control in reasonable detail, (ii) make reference to this Section 4(e) and the right of the holders of record of Series C Preferred Stock to require payment on the terms and conditions provided for in this Section 4(e), and (iii) offer in writing to redeem the outstanding shares of Series C Preferred Stock at a redemption price equal to the Liquidation Preference thereof on the date of redemption. Each holder of shares of Series C Preferred Stock shall have the right to accept such offer and require prepayment of the shares of Series C Preferred Stock held by such holder by giving written notice to the Corporation not later than 25 days following receipt of the Corporation Notice. The Corporation shall redeem in accordance with this Section 4(e) all shares of Series C Preferred Stock held by holders who have accepted such offer which redemption shall occur on the date upon which the Change of Control giving rise to such request occurs, and no redemption requested pursuant to this Section 4(e) shall be effected unless the Change of Control giving rise to such request shall occur.

            (f) Optional Redemptions. Subject to Sections 4(a) and 4(c) of this Exhibit B, the Corporation may purchase and redeem shares of Series C Preferred Stock at the Redemption Price prior to the date for mandatory redemption set forth in Section 4(e) of this Exhibit B on any date provided that (i) all accrued and unpaid dividends shall be paid with respect to any such redemption of the shares of Series C Preferred Stock and (ii) any consent required for such redemption shall have been obtained.

      5. Notice of Redemption.

      Notice of each redemption of Series C Preferred Stock pursuant to Section 4 of this Exhibit B, specifying the date and place of redemption and the number of shares which are to be redeemed, shall be mailed to each holder of record of shares to be redeemed at such holder's address as shown by the records of the Corporation not more than ninety (90) nor less than thirty (30) days prior to the date on which such redemption is to be made.

      6. Dividends After Redemption Date.

      Notice of redemption having been so mailed or a Mandatory Redemption having occurred, and provision for payment of the Redemption Price for such shares on the specified Redemption Date having been made by the Corporation, then, unless default be made in the payment of the Redemption Price for such shares when and as due (i) the shares of Series C

Preferred Stock designated for redemption shall not be entitled to any dividends accruing after the Redemption Date specified, (ii) on such Redemption Date all rights of the respective holders of such shares, as shareholders of the Corporation by reason of the ownership of such shares, shall cease, except the right to receive the Redemption Price for such shares without interest upon presentation, and (iii) such shares shall not after such Redemption Date be deemed to be outstanding. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued without cost to the holder thereof representing the unredeemed shares.

      7. All Past Annual Dividends Must Be Declared Prior to Redemption.

      Except as set forth in this Section 7, the Corporation shall not purchase or redeem shares of any Series C Preferred. Stock at the time outstanding unless all dividends on all Series C Preferred Stock for all past periods shall have been declared and issued. If applicable laws relating to the sources of funds for the payment of accrued and unpaid dividends on any shares of Series C Preferred Stock would prohibit the payment in full on a Redemption Date of the dividends for any shares of Series C Preferred Stuck required to be redeemed by
Section 4 of this Exhibit B, (i) notwithstanding any provision herein to the contrary, the aggregate Redemption Price payable in respect of all shares of Series C Preferred Stock to be redeemed shall be deemed reduced by the amount of accrued and unpaid dividends that the Corporation is prohibited by law from paying, (ii) shares of Series C Preferred Stock to be redeemed on the applicable Redemption Date shall otherwise be redeemed in accordance with the requirements of this Section 7 of this Exhibit B, and (iii) the amount of such unpayable accrued and unpaid dividends shall be added in equal amounts per share to the accrued and unpaid dividends on the shares of Series C Preferred Stock remaining outstanding in the hands of the holder thereof. If applicable laws would prohibit the payment in full on the Redemption Date of the Redemption Price for the shares of Series C Preferred Stock required to be redeemed pursuant to
Section 4 of this Exhibit B, (a) no such shares shall be redeemed, (b) the Corporation shall nevertheless, to the extent legally permissible, pay to the holders of such shares on the final Redemption Date the highest permissible amount per share up to an amount equal to the applicable Liquidation Payment less $0:41, (c) the Redemption Price and applicable Liquidation Payment of each such share shall thereupon be reduced by the amount per share so paid pursuant to the immediately preceding clause (b), (d) the Corporation shall purchase and redeem all such shares on the soonest next date on which dividends ate required to be paid pursuant to Section 2 of this Exhibit B and on which the Corporation is no longer prohibited by law from paying in full the Redemption Price for such shares, and (e) the obligation of the Corporation to pay dividends under Section 2 of this Exhibit B shall continue until all outstanding shares of Series C Preferred Stock are redeemed in accordance with clause (d), except that dividends thereafter payable with respect to outstanding shares of Series C Preferred Stock shall be reduced by the same percentage reduction as the percentage reduction in the Redemption Price and Series C Preferred Stock Liquidation Payment that takes place pursuant to this Section 7. In no event shall the Corporation purchase or redeem the last share of Series C Preferred Stock held by any holder unless the Corporation shall have paid to the last holder of Series C Preferred Stock all accrued and unpaid dividends on all shares of Series C Preferred Stock held by such holder at any time.

      8. Voting Rights.

      The Series C Preferred Stock shall not have voting rights except as expressly required by law or in any amendment to the Corporation's Certificate of Incorporation to alter or change the respective powers, designations, preferences or special rights of the shares of such Series C Preferred Stock.

                                   EXHIBIT C

 CERTIFICATE OF DESIGNATION FOR SERIES D CUMULATIVE CONVERTIBLE PREFERRED STOCK

                  Universal Technical Institute, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the Board of Directors of the Corporation, at a meeting duly called and held, did duly adopt the following resolutions:

                  RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article IV of the Corporation's Certificate of Incorporation, as amended (the "Certificate"), one series of preferred stock of the Corporation is, and it hereby is, created out of the authorized but unissued shares of the Capital Stock of the Corporation, to be designated Series D Cumulative Convertible Preferred Stock (the "Series D Preferred Stock"), to consist of 2368 shares, par value $.0001 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth in the Certificate) as follows:

1.       Certain Definitions.

         Unless the context otherwise requires, the terms defined in this
Section 1 shall have, for all purposes hereof, the meanings herein specified.

         "Affiliate" of any specified Person shall mean any other Person (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person, (b) that beneficially owns or holds 10% or more of the Voting Stock of such specified Person or (c) 10% or more of the Voting Stock (or in the case of a Person that is not a corporation, 10% or more of the Equity Interest) of which is beneficially owned or held by such specified Person or one of its subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions in Arizona or New York are not required to be open for business.

         "Capital Stock" shall mean any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests and other indicia of ownership of a business entity.

         "Change of Control" shall mean the occurrence of any of the following events: (i) all or substantially all of the Corporation's assets, on a consolidated basis, are sold as an entirety to any Person or related group of Persons or there shall be consummated any consolidation, merger, recapitalization or reorganization of the Corporation (A) in which the Corporation is not the continuing or surviving company (other than a consolidation or merger with a wholly-owned Subsidiary of the Corporation in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Common Stock would be converted into cash, securities or other property, in any case, other than a consolidation or merger of the Corporation in which the stockholders of the Corporation immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the voting securities of the transferee or continuing or surviving company immediately after such consolidation or merger, or (ii) any Person is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act, provided that such Person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the outstanding Capital Stock of the Corporation.

         "Common Stock" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation and any other stock of the Corporation, howsoever designated that has the right (subject always to prior rights of any class or series of Preferred Stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

         "Current Market Price" means, in respect of any share of Common Stock on any date herein specified, (i) if the shares of Common Stock are publicly traded, the average of the daily closing prices of the Common Stock for the twenty consecutive trading days ending five trading days prior to such date on the principal national securities exchange or stock market on which such shares are traded, or (ii) if the shares of Common Stock are not publicly traded, the Fair Market Value per share of Common Stock as of such date.

         "Equity Interests" shall mean Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Fair Market Value" of the Common Stock or any other property means the fair market value of such Common Stock or other property as determined (unless expressly otherwise provided herein) by mutual agreement between the Corporation and the holders of not less than a majority of the outstanding shares of Series D Preferred Stock or, if the parties are unable to agree, as determined by a nationally recognized independent investment banking firm selected by mutual agreement between the Corporation and the holders of not less than a majority of the outstanding shares of Series D Preferred Stock.

         "Initial Series D Conversion Price" shall have the meaning given to it in Section 4(a).

         "Junior Stock" shall have the meaning given to it in Section 3(a).

         "Liquidation" shall mean the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

         "Original Series D Issue Date" shall mean the date the first .share of Series D Preferred Stock is issued by the Corporation.

         "Original Series D Issue Price" shall mean $19,302.60401 per share.

         "Person" shall mean an individual or a corporation, association, partnership, joint venture, organization, business, trust, or any other entity or organization, including a government or any subdivision or agency thereof.

         "Preferred Stock" shall mean all shares now or hereafter authorized of any class of preferred stock of the Corporation (other than the Series D Preferred Stock), howsoever designated that has the right to participate in the distribution of the assets and earnings of the Corporation prior to the Common Stock.

         "Public Offering" means the consummation of a bona fide public offering by the Corporation of its Common Stock pursuant to a registration statement filed by the Corporation with the Securities and Exchange Commission, and underwritten by one or more reputable investment banks, in which the aggregate gross proceeds to the Corporation from such public offering shall be not less than $50,000,000.

         "Qualifying Public Offering" means a Public Offering which (x) if the Public Offering occurs on or prior to the first anniversary of the Original Series D Issue Date, results in the sale of shares of Common Stock having a price per share equal to at least 150% of the then-applicable conversion price of the Series D Preferred Stock, or (y) if the Public Offering occurs after the first anniversary of the date of this Agreement, results in the sale of shares of Common Stock having a price per share equal to at least 200% of the then-applicable conversion price of the Series D Preferred Stock.

         "Senior Stock" shall have the meaning given to it in Section 3(a).

         "Stockholders Agreement" shall mean the Amended and Restated Stockholders Agreement, dated as of the Original Series D Issue Date, among the Corporation and certain of its stockholders (including but not limited to the purchasers of the Series D Preferred Stock), as the same may be amended, from time to time.

         "Voting Stock" shall mean (i) with respect to the Corporation, Capital Stock (including the Series D Preferred Stock but excluding any shares of Preferred Stock) of the Corporation of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of corporate directors (or Persons performing similar functions) and
(ii) with respect to any Person other than the Corporation, Capital Stock of such Person of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of corporate directors (or Persons performing similar functions).

2.       Dividends.

         The holders of Series D Preferred Stock shall be entitled to receive annual dividends of 7.5% of the initial Liquidation Value (as defined below) of Series D Preferred Stock payable on September 30 of each year (the "Dividend Payment Date"), commencing on September 30, 2002. Dividends on the Series D Preferred Stock shall be cumulative and payable, whether or not declared, from and after the date of issue of the Series D Preferred Stock. Dividends on Series D Preferred Stock shall be paid only in cash. The initial "Liquidation Value" of each share of Series D Preferred Stock will be $_______ per share.

         No dividends may be paid or set aside for such payment on Junior Stock for any period unless cumulative dividends to be paid hereunder prior to the date thereof have been paid on the Series D Preferred Stock.

3.       Ranking and Liquidation Preference.

         (a) As to all dividends and distribution on Capital Stock of the Corporation, (i) the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock will rank senior to, and shall have preference and priority with respect to any payment of any such dividend or distribution on, the Series D Preferred Stock, the Common Stock or any other shares of Capital Stock of the Corporation (all such Capital Stock ranking senior to the Series D Preferred Stock in respect of dividends and distributions being herein referred to as the "Senior Stock"); and (ii) the Series D Preferred Stock will rank senior to, and shall have preference and priority with respect to any payment of any such dividend or distribution on, the Common Stock or any other shares of Capital Stock of the Corporation (other than the Senior Stock) (all such Capital Stock ranking inferior to the Series D Preferred Stock being herein referred to as "Junior Stock").

         (b) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any Senior Stock, but before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount equal to the Liquidation Value per share of Series D Preferred Stock plus any accrued and unpaid dividends thereon (such sum being herein called the "Series D Preferred Stock Liquidation Payment"), and the holders of all shares of Series D Preferred Stock shall not be entitled to any further distribution or payment; provided, however, that to the extent the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series D Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

         (c) Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Series D Preferred Stock Liquidation Payment and the place where the amounts distributed shall be payable, shall be given by mail, postage prepaid, not less than ten days prior to the payment date stated therein, to the holders of record of the Series D Preferred Stock, such notice to be addressed to each stockholder at his or its post office address as shown by the records of the Corporation.

         (d) A Change of Control of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of any of the provisions of this Section 3.

4. Conversion. The shares of Series D Preferred Stock shall be convertible into shares of Common Stock as follows:

         (a) Optional Conversion. Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof and without the payment of any additional consideration by the holder thereof, at any time and from time to time, into the number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Initial Series D Conversion Price (as hereafter defined) by the Current Conversion Price (as defined in Section 5 below) in effect at the time of conversion. The "Initial Series D Conversion Price" shall equal $19,302.60401 [the Original Series D Issue Price, per share].

         (b) Automatic Conversion. Upon a Qualifying Public Offering each share of Series D Preferred Stock then outstanding shall automatically be converted into the number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Initial Series D Conversion Price by the Current Conversion Price.

         (c) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of shares of Series D Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled after determination of the aggregate full number of shares of Common Stock issuable in respect of the Series D Preferred Stock then being converted, the Corporation shall pay cash equal to such fraction multiplied by the then Current Market Price per share of Common Stock.

         (d) Mechanics of Optional Conversion. In order for a holder of Series D Preferred Stock to convert such shares into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series D Preferred Stock at the office of the transfer agent for the Series D Preferred Stock (or if the Corporation serves as its own transfer agent, at the principal office of the Corporation) (as applicable, the "Transfer Office"), together with written notice that such holder elects to convert all or any number of the shares of the Series D Preferred Stock represented by such certificate or certificates. If reasonably required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (the "Optional Conversion Date"). The Corporation shall, as soon as practicable after the Optional Conversion Date, issue and deliver at the Transfer Office to such holder of Series D Preferred Stock, or to his or its nominees, a certificate or certificates for the number of whole shares of Common Stock (and any shares of Series D Preferred Stock represented by the certificate delivered to the Corporation by the holder thereof that are not converted into Common Stock) issuable upon such conversion in accordance with the provisions hereof, together with cash in lieu of fractional shares calculated in accordance with paragraph (c) of this Section 4 and with payment of any accrued and unpaid dividends thereon. On and as of the Optional Conversion Date, the shares of Common Stock issuable upon such conversion shall be deemed to be outstanding, and the holder thereof shall be entitled to exercise and enjoy all rights with respect to, such shares of Common Stock, including the rights, if any, to receive notices and to vote. Shares of Series D Preferred

Stock converted into Common Stock will be deemed cancelled, and may not thereafter be issued or re-issued.

         (e) Mechanics of Automatic Conversion. All holders of record of shares of Series D Preferred Stock will be given at least ten (10) but not more than thirty (30) business days' prior written notice of the date fixed (the "Automatic Conversion Date") and the place designated for automatic conversion of all shares of Series D Preferred Stock pursuant to this Section 4. Such notice will be sent by first class or registered mail, postage prepaid, to each record holder of Series D Preferred Stock at such holder's address last shown on the Company's share register. On or before the Automatic Conversion Date, each holder of shares of Series D Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice. If reasonably required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. On and after the Automatic Conversion Date, all rights with respect to the Series D Preferred Stock so converted, including the rights, if any, to receive notices and to vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series D Preferred Stock has been converted, payment of cash in lieu of fractional shares calculated in accordance with paragraph (c) of this Section 4, and payment of any accrued and unpaid dividends thereon. As soon as practicable after the Automatic Conversion Date and the surrender of the certificate or certificates representing shares of Series D Preferred Stock, the Corporation shall issue and deliver to such holder, or on his or its written order to his or its nominees, a certificate or certificates for the number of whole shares of Common Stock issuable upon such conversion in accordance with the provisions hereof, together with cash in lieu of fractional shares calculated in accordance with paragraph (c) of this Section 4 and with payment of any accrued and unpaid dividends thereon.

         (f) Reservation of Shares. The Corporation shall at all times when the Series D Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series D Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Preferred Stock. Before taking any action which would cause Common Stock, upon the conversion of Series D Preferred Stock, to be issued below the then par value of the shares of Common Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock to the holders of Series D Preferred Stock.

         (g) Treatment of Accrued and Unpaid Dividends. Upon any conversion of Series D Preferred Stock, no adjustment to the Initial Series D Conversion Price shall be made for accrued and unpaid dividends on the Series D Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion, such dividends to be payable pursuant to paragraph (h) below.

         (h) Termination of Rights. All shares of Series D Preferred Stock which shall have been surrendered for conversion as herein provided or, as to shares of Series D Preferred Stock which are subject to automatic conversion pursuant to paragraph (b) above, which have not been so surrendered prior to the Automatic Conversion Date, shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Optional Conversion Date or the Automatic Conversion Date, as the case may be, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, payment of cash in lieu of any fractional shares calculated in accordance with paragraph (c) of this Section 4, and payment of any accrued and unpaid dividends thereon. All such accrued and unpaid dividends shall be paid on and including .the Optional Conversion Date or the Automatic Conversion Date, as the case may be.

         (i) Issue Taxes. The issuance of certificates for shares of Common Stock upon conversion of the Series D Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series D Preferred Stock which is being converted.

         (j) Transfer Books. The Corporation will at no time close its transfer books against the transfer of any Series D Preferred Stock, or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series D Preferred Stock, in any manner which interferes with the timely conversion of such Series D Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

5.       Adjustments to Conversion Price.

         (a) Current Conversion Price. The Initial Series D Conversion Price shall be subject to adjustment from time to time and such conversion price as adjusted shall likewise be subject to further adjustment, all as hereinafter set forth. The term "Current Conversion Price" shall mean, as of any time, the Initial Series D Conversion Price in case no adjustment shall have been made pursuant to this Section 5, or the Initial Series D Conversion Price as adjusted pursuant to this Section 5, as the case may be.

                  (i) In case the Corporation shall at any time or from time to time after the Original Series D Issue Date (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of Capital Stock of the Corporation, then, and in each such case, the Current Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series D Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events, described above, had such shares of Series D Preferred Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or
         (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause
         (i) in connection with any transaction to which paragraph (b) below applies.

                  (ii) In case the Corporation shall at any time or from time to time after the Original Series D Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries by way of dividend or spinoff), on its Common Stock, other than dividends or distributions of shares of Common Stock which are referred to in clause (i) of this paragraph (a), then, and in each such case, provision shall be made so that the holders of shares of Series D Preferred Stock shall receive, upon conversion thereof or at such earlier time as the Board of Directors may specify, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities or property that they would have received had their Series D Preferred Stock been converted into Common stock immediately prior to such event and had thereafter, during the period from such event to and including the date such Series D Preferred Stock is converted, retained such securities or other property receivable by them as aforesaid during such period giving application to all adjustments called for during such period. No adjustment shall be made pursuant to this clause
         (ii) in connection with any transaction to which paragraph (b) applies.

                  (iii) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution and shall thereafter, and before such dividend or distribution is paid or delivered to stockholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Current Conversion Price then in effect shall be made by reason of the taking of such record, and any such adjustment previously made as a result of the taking of such record shall be reversed.

                  (iv) If any event occurs as to which, in the opinion of the Board of Directors (including any directors elected solely by holders, of the Series D Preferred Stock), the provisions of this Section 5 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series D Preferred Stock in accordance with the essential intent and principles of such provisions, the Board of Directors (including any directors elected solely by holders of the Series D Preferred Stock) shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights of the holders of the Series D Preferred Stock.

         (b) Good Faith. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of Section 4 and this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series D Preferred Stock against impairment.

6.       Voting Rights.

         The holders of outstanding shares of Series D Preferred Stock shall be entitled to vote together with the holders of shares of Common Stock, as a single class, on all matters on which holders of Common Stock are entitled to vote, with each share of Series D Preferred Stock voting on an as-if-converted to Common Stock basis. The holders of outstanding shares of Series D Preferred Stock shall not otherwise be entitled to vote on any matters, except (a) as expressly required by law, (b) as provided in the Stockholders Agreement or (c) as otherwise provided herein.

7. Certain Remedies. Any registered holder of Series D Preferred Stock may proceed to protect and enforce its rights and the rights of any other holders of Series D Preferred Stock with any and all remedies available at law or in equity.